United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 November 5, 2003
                                 November 5, 2003
                        (Date of Earliest Event Reported)

                                ----------------



                        INDUSTRIAL RUBBER PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


        Minnesota                      0-24039                 41-1550505
      (State or other               Commission file          (I.R.S. Employer
      jurisdiction of                   number              Identification No.)
     incorporation or
       organization)

    3516 East 13th Avenue
    Hibbing, MN                                                    55746
(Address of principal executive offices)                        (Zip Code)

                                 (218) 263-8831
              (Registrant's telephone number, including area code)

                                 Not applicable
              (Former, name, former address and former fiscal year,
                          if changes since last report)

Item 5. Other Events.

     Industrial Rubber Products, Inc., announced that, effective on November 12 2003, Mr. John R. Ryan Jr. had been elected as Chairman of the Board. The press release stated:

     "'The Company is extremely pleased to welcome Mr. Ryan to the Chairman position,' said Daniel O. Burkes, CEO. 'Mr. Ryan has an impressive financial background and we believe his knowledge, experience and insights will be extremely valuable to the Company at this exciting time.' Mr. Burkes added that he chose to step down as chairman so he could devote his time and efforts to the many large R&D projects that are now in full swing. Mr. Burkes will remain on the board and carry on his duties as CEO and President.

     Mr. Ryan has served as a board member of Industrial Rubber Products for the past five years, is a partner in Ryan-Kasner-Ryan and is a Chartered FInancial Consultant."


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              INDUSTRIAL RUBBER PRODUCTS, INC.
                                              3516 East 13th Avenue
                                              Hibbing, MN 55746
                                                  (Registrant)


Date:   November 12, 2003                         /s/ James A. Skalski
                                               ---------------------
                                               James A. Skalski
                                               Comptroller